UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 26, 2010

Date of report (Date of earliest event reported)
SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

9924 West 74th Street
Eden Prairie, Minnesota	55344

(Address of Principal Executive Offices)	(Zip Code)
(952) 829-2700

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 26, 2010, Bruce J Barclay notified SurModics, Inc. (the “Company”) that he will resign as the President and Chief Executive Officer and a member of the Board of Directors of the Company. Mr. Barclay’s resignation is effective June 1, 2010.
     Philip D. Ankeny, age 47 and the Senior Vice President and Chief Financial Officer of the Company, has been appointed to be the President and Chief Executive Officer of the Company, on an interim basis, effective as of June 1, 2010. Additional information regarding Mr. Ankeny’s business experience is set forth in the Company’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2009, under the caption “Executive Officers of the Registrant” and is incorporated by reference into this Item 5.02.
     A copy of the press release announcing Mr. Barclay’s resignation and Mr. Ankeny’s appointment is furnished as Exhibit 99 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
99	Press Release dated June 1, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
Date: June 1, 2010	/s/ Bryan K. Phillips
Bryan K. Phillips
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description	Manner of Filing
99	Press Release	Filed Electronically